Exhibit 10.1

July 10, 2026

Peraso Inc.

2033 Gateway Place, Suite 500

San Jose, CA 95110

Re: Committed Equity Facility

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement, dated as of June 30, 2026 (the “Purchase Agreement”), by and between Peraso Inc., a Delaware corporation (the “Company”), and Roth Principal Investments, LLC (the “Investor”). Capitalized terms used without definition herein shall have the meanings assigned thereto in the Purchase Agreement.

As a condition for the commencement of sales under the Purchase Agreement, and notwithstanding anything to the contrary contained in the Purchase Agreement, the Investor agrees that:

i.	“Post-Market Purchase Price” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the purchase price per Share to be purchased by the Investor in such Post-Market Purchase, equal to the product of (i) 0.95, multiplied by (ii) the VWAP of the Common Stock for the applicable Post-Market Purchase Period on the applicable Purchase Date for such Post-Market Purchase; provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post- Market Purchase, the calculation of the VWAP for the Common Stock for the Post-Market Purchase Period for a Post-Market Purchase shall exclude from such calculation all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period at a Sale Price that is less than the applicable Post-Market Purchase Minimum Price Threshold for such Post-Market Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

ii.	“Pre-Market Purchase Price” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the purchase price per Share to be purchased by the Investor in such Pre-Market Purchase, equal to the product of (i) 0.95, multiplied by (ii) the VWAP of the Common Stock for the applicable Pre-Market Purchase Period on the applicable Purchase Date for such Pre-Market Purchase; provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, the calculation of the VWAP for the Common Stock for the Pre-Market Purchase Period for a Pre-Market Purchase shall exclude from such calculation all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period at a Sale Price that is less than the applicable Pre-Market Purchase Minimum Price Threshold for such Pre-Market Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Investor and the Company.

Except as expressly set forth herein, this letter agreement is not intended to supersede or waive any provisions of the Purchase Agreement or the Registration Rights Agreement, or otherwise modify the rights and obligations of the parties thereunder.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

This letter agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this letter agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature Pages Follow]

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

ROTH PRINCIPAL INVESTMENTS, LLC

By:	/s/ Joe Tonnos
Name:	Joe Tonnos
Title:	Co-President

[Signature Page to Letter Agreement]

Accepted and agreed to as of the date first set forth above.

PERASO INC.

By:	/s/ James Sullivan
Name:	James Sullivan
Title:	Chief Financial Officer

[Signature Page to Letter Agreement]